CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2010
SIXTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2010.

2.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan with respect to nonunion Employees and those union Employees covered under the collective bargaining agreement covering Employees of Williams Controls, Inc., effective January 1, 2014, for the following reasons (capitalized terms used but not defined herein are as defined in the Plan):

a.
To provide that Employees hired on or after January 1, 2014 as regular, full-time Employees will be eligible to enroll in the Plan on the first day of any payroll period on or after their date of hire; that part-time and seasonal Employees hired on or after January 1, 2014 will become eligible to enroll in the Plan as soon as administratively practical after they have completed a Year of Eligibility Service (completion of at least 1,000 Hours of Service within a 12-month period); and that Temporary, Casual and Co-Op Student Employees hired on or after January 1, 2014 will be excluded from participating in the Plan;

b.
To provide that any Employees (i) who participated in only the cash balance portion of the CWC Component of the Company’s Retirement Plan and for whom accruals ceased on December 31, 2013, (ii) hired as a result of certain acquisitions prior to January 1, 2014, or (iii) hired on or after January 1, 2014, will be eligible to have Matching Contributions equal to 50% of their Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After-Tax Contributions that do not exceed 6% of their eligible Compensation credited to their Accounts under the Plan each payroll period;

c.
To provide that any Employees (i) who participated in only the cash balance portion of the CWC Component of the Company’s Retirement Plan and for whom accruals ceased on December 31, 2013, (ii) hired as a result of certain acquisitions prior to January 1, 2014, or (iii) hired on or after January 1, 2014, will be eligible to have non-elective Employer contributions (“CW Savings Contributions”) credited to their Accounts under the Plan in amounts to be determined annually by the Company for each Plan Year as a percentage of Compensation (not to exceed 3%), provided that such Employees are actively employed on the last day of the Plan Year and have completed a Year of Eligibility Service during the Plan Year;

d.	To provide that Matching Contributions and CW Savings Contributions will be fully vested upon the completion of 3 years of Vesting Service;

e.
To provide that non-vested amounts attributable to Matching and/or CW Savings Contributions will be forfeited at the earlier of (i) a Member’s receipt of a complete distribution of the vested portion of his Accounts or (ii) 5 years following a Member’s termination of employment, during which time he was not reemployed;

f.	To provide that deferrals under the Executive Deferred Compensation Plan for all employees are not taken into account as eligible Compensation for Plan purposes;

g.	To provide that any Employee at the operations and facilities that were acquired by the Company from Cimarron Energy Inc. will be covered by the Plan’s Automatic Contribution Arrangement;

h.
To provide that any Employee employed at the operations and facilities that were acquired by the Company from Cimarron Energy Inc. for whom balances were transferred to the Plan on or about October 1, 2013, as a result of the merger of the Cimarron Energy Inc. Retirement Savings Plan into the Plan may elect to receive a partial lump sum distribution upon and any number of times after his termination of employment;

i.
To provide that any employee of Williams Controls, Inc (“Williams”) who became an Employee under the Plan as of December 14, 2012, and any other eligible Employee who is employed by the Company on or before December 31, 2013, at the operations and facilities that were acquired by the Company from Williams, will be eligible to enroll in the Plan on the first day of any payroll period beginning on or after January 1, 2014, and will be covered by the Plan’s Automatic Contribution Arrangement, and to provide that any Employees who were acquired from Williams will receive eligibility and vesting credit under the Plan for their prior service with Williams, based on their most recent date of hire with Williams prior to December 14, 2012;

j.
To provide that any employee of Exlar Corporation (“Exlar”) who became an Employee under the Plan as of January 2, 2013, and any other eligible Employee who is employed by the Company on or before December 31, 2013, at the operations and facilities that were acquired by the Company from Exlar, will be eligible to enroll in the Plan on the first day of any payroll period beginning on or after January 1, 2014, and will be covered by the Plan’s Automatic Contribution Arrangement, and to provide that any Employees who were acquired from Exlar will receive eligibility and vesting credit under the Plan for their prior service with Exlar, based on their most recent date of hire with Exlar prior to January 2, 2013;

k.
To provide that any employee of Parvus Corporation (“Parvus”) who became an Employee under the Plan as of October 1, 2013, and any other eligible Employee who is employed by the Company on or before December 31, 2013, at the operations and facilities that were acquired by the Company from Parvus, will be eligible to enroll in the Plan on the first day of any payroll period beginning on or after January 1, 2014, and will be covered by the Plan’s Automatic Contribution Arrangement, and to provide that any Employees who were acquired from Parvus will receive eligibility and vesting credit under the Plan for their prior service with Parvus, based on their most recent date of hire with Parvus prior to October 1, 2013; and

l.
To provide that any employee of Arens Controls, LLC (“Arens”) who became an Employee under the Plan as of October 7, 2013, and any other eligible Employee who is employed by the Company on or before December 31, 2013, at the operations and facilities that were acquired by the Company from Arens, will be eligible to enroll in the Plan on the first day of any payroll period beginning on or after January 1, 2014, and will be covered by the Plan’s Automatic Contribution Arrangement, and to provide that any Employees who were acquired from Arens will receive eligibility and vesting credit under the Plan for their prior service with Arens, based on their most recent date of hire with Arens prior to October 7, 2013.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
Amendments to the Plan:

1.	Effective January 1, 2014, Section 1.02A is added to read as follows:

1.02A
“Acquired Member” means any Member who is a Cimarron Employee described in paragraph 26(a) of Appendix A, Williams Employee described in paragraph 27(a) of Appendix A, Exlar Employee described in paragraph 28(a) of Appendix A, Parvus Employee described in paragraph 29(a) of Appendix A, or Arens Employee described in paragraph 30(a) of Appendix A.

2.	Effective January 1, 2014, the second paragraph of Section 1.15 is amended in its entirety to read as follows:
Compensation shall not include: (i) relocation allowances; (ii) severance pay; (iii) any kind of stock payment; (iv) additional compensation granted in connection with "away from original home assignments"; (v) deferred compensation; or (vi) imputed value of group life insurance premiums under Section 79 of the Code. Effective January 1, 2009, Compensation shall also include “differential wage payments” pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

3.	Effective January 1, 2014, Sections 1.16A and 1.16B are added to read as follows:

1.16A	“Co-Op Student Employee” means an Employee who, under the Employer’s generally applicable payroll and human resources practices,

(a)	is a college or university student; and

(b)	receives academic credit for his employment with the Employer.

1.16B	“CW Savings Contributions” means amounts contributed pursuant to Section 3.07A.

4.	Effective January 1, 2014, Section 1.25 is amended in its entirety to read as follows:

1.25
"Employer Account" means the account credited with Matching Contributions and CW Savings Contributions and earnings on those contributions. The Administrative Committee shall establish such separate subaccounts within the Employer Account as may be necessary to properly account for Matching Contributions and CW Savings Contributions.

5.    Effective January 1, 2014, Section 1.32 is amended in its entirety to read as follows:

1.32
“Matching Contributions” means (a) amounts contributed pursuant to Section 3.07(a) prior to September 1, 1994, at which time such Matching Contributions ceased, (b) Employer contributions described in Appendix A that constitute matching contributions within the meaning of Code Section 401(m)(4) and Treasury regulations thereunder, and (c) amounts contributed pursuant to Section 3.07(c) on or after January 1, 2014. The term “Matching Contributions” shall also refer to amounts transferred to the Plan in a transaction described in Section 12.02 that had been accounted for as matching contributions under the terms of the transferor plan.

6.	Effective January 1, 2014, Section 1.34A is added to read as follows:

1.34A
“Frozen Member” means any eligible Employee (i) whose date of hire, rehire or acquisition is on or after February 1, 2010, for whom benefit accruals under Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan have ceased pursuant to the provisions of Section 4.02 of such Plan, (ii) whose date of hire, rehire or acquisition is on or before January 31, 2010, but for whom benefit accruals under Article 6 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan have ceased pursuant to the provisions of Section 2.01(e) or (g) of such Plan, (iii) whose date of hire, rehire or acquisition is on or before January 31, 2010, and for whom benefits were accruing under only Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan pursuant to the provisions of Schedule J of such Plan, or (iv) whose date of hire, rehire or acquisition is on or after January 1, 2014, and who is not eligible to accrue benefits under Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan pursuant to the provisions of Section 2.01(a) of such Plan.

7.	Effective January 1, 2014, Section 2.01 is amended by adding a new subsection (e) at the end thereof to read as follows:

(e)
Effective as of January 1, 2014, and notwithstanding the provisions of Sections 2.01(a) and (d), but subject to Appendix A, each regular, full-time Employee, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of Williams Controls, Inc., shall be eligible to become a Member as of any Enrollment Date following the date on which he became an Employee. Unless mandated otherwise by the Employer’s personnel practices, a regular, full-time Employee is any Employee who is hired on other than a part-time, seasonal, casual or temporary basis. Each Employee who is hired on a part-time or seasonal basis shall be eligible to become a Member in accordance with the provisions of Section 2.01(a). In no event shall a Casual Employee, Co-Op Student Employee or Temporary Employee be eligible to become a Member. Notwithstanding the foregoing provisions of this subsection (e), each Employee who was a Member of the Plan immediately prior to January 1, 2014, shall continue to be a Member as of January 1, 2014.

8.	Effective January 1, 2014, Section 2.06(a) is amended in its entirety to read as follows:

(a)
Notwithstanding any provision of the Plan to the contrary, any eligible Employee (as provided under Sections 2.01(d) and (e)), and unless otherwise excluded under paragraph 2.06(c), whose date of hire, rehire or acquisition is on or after January 1, 2009 and who has not made an affirmative election to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after his date of hire, rehire or acquisition, or the date he actually completes 1,000 Hours of Service or a Year of Eligibility Service (if applicable, pursuant to Section 2.01(d) or (e)).

9.	Effective January 1, 2014, Section 2.06(c)(iii) is deleted in its entirety.
10.    Effective January 1, 2014, Section 3.07 is amended in its entirety to read as follows:

3.07	Employer Matching Contributions

(a)
The Employer contributed, until August 31, 1994, on behalf of each of its Members who elected to make After-Tax Contributions, Matching Contributions in an amount equal to 50% of the first 6% of the After‑Tax Contributions made by the Member to the Plan during each payroll period.

(b)	From and after September 1, 1994, and until December 31, 2013, no Matching Contributions shall be made to the Plan except as otherwise specified in Appendix A.

(c)	From and after January 1, 2014, the Employer shall contribute on behalf of each of its Frozen Members, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of Williams Controls, Inc., and Acquired Members who elected to make Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After-Tax Contributions, Matching Contributions in an amount equal to 50% of the Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After-Tax Contributions made by the Member to the Plan that do not exceed the first 6% of the Member’s Compensation during each payroll period. In no event shall the amount of Matching Contributions made under this Section 3.07(c) equal more than 3% of a Member’s Compensation for the payroll period. Matching Contributions shall first be made with respect to Deferred Cash Contributions, and Roth Deferred Cash Contributions, then with respect to After-Tax Contributions.

(d)
Matching Contributions described in this Section 3.07 shall be paid in cash to the Trustee as soon as administratively feasible following each payroll period but in no event later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year.

11.    Effective January 1, 2014, Section 3.07A is added to read as follows:

3.07A	CW Savings Contributions

(a)
For any Plan Year beginning on or after January 1, 2014, the Employer may make CW Savings Contributions in an amount to be determined by the Employer, as of the last day of the Plan Year, on behalf of each Frozen Member, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of Williams Controls, Inc., and Acquired Member who is described in the following sentence. Any CW Savings Contributions shall be allocated to the Employer Account of each eligible Member employed by the Employer on the last day of the Plan Year who had completed a Year of Eligibility Service during the Plan Year and such allocation shall be based on the ratio that each such Member’s Compensation bears to the total Compensation of all such Members for the Plan Year. In no event, however, shall the portion of the CW Savings Contributions allocated on behalf of any Member described in the preceding sentence for any Plan Year exceed 3% of such Member’s Compensation for the Plan Year.

(b)
CW Savings Contributions described in this Section 3.07A shall be paid in cash to the Trustee as soon as administratively feasible following each Plan Year, if applicable, but in any event no later than the date required by applicable law in order to permit the Employer a deduction for such contributions for its taxable year. CW Savings Contributions may be paid whether or not the Employer has current profits or accumulated earnings.

12.	Effective January 1, 2014, Section 3.12 is amended by adding the words “Matching Contributions and” immediately preceding the words “After-Tax Contributions” in each instance in which they occur.

13.	Effective January 1, 2014, Section 3.12(c) is amended by adding a new sentence at the end thereof, to read as follows:
Excess aggregate contributions distributed to Members in accordance with the provisions of paragraph (b) above shall be distributed in the following order: (i) from the Member’s Employer Contribution Account attributable to Matching Contributions, and (ii) from the Member’s Member Account.

14.    Effective January 1, 2014, Section 6.02 is amended in its entirety to read as follows:
6.02    Employer Account

(a)
(i)    As of December 31 of each year prior to January 1, 1995 a Member shall become vested with respect to 25% of the value of the total Matching Contributions made in his behalf for that portion of the year. As of each succeeding December 31, prior to January 1, 1998 such Member shall become vested with respect to an additional 25% of the value of such Matching Contributions until, on December 31 of the third calendar year following the year for which the Matching Contributions were made, such Member shall become vested in 100% of the value of such Matching Contributions made on his behalf.

(ii)
Notwithstanding the provisions of subsection (a)(i) above, a Member shall be 100% vested in, and have a nonforfeitable right to, the value of Matching Contributions and CW Savings Contributions made on his behalf on or after January 1, 2014, upon the completion of 3 years of Vesting Service.

(iii)
Notwithstanding the provisions of subsections (a)(i) and (ii) above, a Member shall be 100% vested in, and have a nonforfeitable right to, such Matching Contributions and CW Savings Contributions upon death (including death while performing qualified military service, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008), Disability, or the attainment of his 65th birthday.

(b)
The extent to which a Member who was formerly employed by an entity that was acquired by the Employer, or who is employed by the Employer at the operations and facilities that were acquired by the Employer from another entity, shall become vested with respect to the value of Matching Contributions, if any, made in his behalf that are described in Appendix A shall be determined in accordance with the applicable provisions of Appendix A.

(c)
For purposes of this Section 6.02, the “value” of Matching Contributions and CW Savings Contributions shall mean the amount of Matching Contributions and CW Savings Contributions adjusted for an allocable share of earnings, losses, and expenses in accordance with Section 5.01(a)(iv), as of each Valuation Date.

15.    Effective January 1, 2014, Section 6.03 is amended in its entirety to read as follows:

6.03	Disposition of Forfeitures

(a)
Upon termination of employment of a Member who was not fully vested in his Employer Account, the non-vested portion of his Employer Account shall be forfeited at the earlier of the date the Member (i) receives a distribution of the Vested Portion of his Accounts or (ii) incurs five consecutive One-Year Periods of Severance. For purposes of this Section 6.03, a One-Year Period of Severance is a 12-consecutive month period beginning on an Employee’s Severance Date and ending on the anniversary of such date during which the Employee does not perform an Hour of Service. If an Employee is absent from work due to (iii) pregnancy of the Employee, (iv) birth of a child of the Employee, (v) placement of a child with the Employee in connection with the adoption of such child by the Employee or (vi) the Employee’s caring for a child during the period immediately following the birth or adoption, the 12-consecutive month period beginning on the first day of the absence shall not constitute a One-Year Period of Severance. Any period of absence included as Vesting Service pursuant to the provisions of Section 1.54(b) or (c) shall not be taken into account in determining whether a One-Year Period of Severance has occurred. Any amounts forfeited pursuant to this subsection shall be applied to reduce Employer contributions or to pay the expenses of the Plan not paid directly by the Employer. If the amount of the Vested Portion of a Member's Employer Account at the time of his termination of employment is zero and the Member had not at any time made Deferred Cash Contributions to the Plan, the Member shall be deemed to have received a distribution of such zero vested benefit.

(b)	If an amount of a Member's Employer Account has been forfeited in accordance with subsection (a) above, that amount shall be subsequently restored to the Member's Employer Account provided that:

(i)	he is reemployed by the Employer or an Affiliated Employer prior to incurring five consecutive One-Year Periods of Severance and

(ii)
he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him from the Plan on account of his termination of employment. Repayment shall be made in one lump sum.

.(c)
In the event that any amounts to be restored by the Employer to a Member's Employer Account have been forfeited under subsection (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Employer contributions or used to pay expenses of the Plan not paid directly by the Employer, and if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.

(d)	A repayment shall be invested in the available Investment Funds as the Member elects (or is deemed to have elected pursuant to Section 4.02) at the time of repayment.

(e)	To the extent there are any forfeitures in the Acquired Forfeiture Account, such forfeitures shall be applied to offset Plan expenses under Section 11.04.

16.	Effective January 1, 2014, the first sentence of paragraph 26(c) of Appendix A is amended in its entirety to read as follows:
The Employer may make special contributions to the Plan on account of the Plan Year commencing on January 1, 2013, in an amount to be determined by the Employer, on behalf of each Member who is a Cimarron Employee and who has made Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After‑Tax Contributions during that Plan Year (the “Discretionary Match Contribution”).

17.	Effective January 1, 2014, the first two sentences of paragraph 26(d) of Appendix A are amended in their entirety to read as follows:
The Discretionary Match Contribution, if any, for the Plan Year commencing on January 1, 2013, shall be a specified percentage (as determined by the Employer) of the Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After‑Tax Contributions made by or on behalf of each eligible Cimarron Employee pursuant to Sections 3.01, 3.02, 3.04, and/or 3.05 during the period April 1, 2013, through December 31, 2013.

18.	Effective January 1, 2014, paragraphs 26(f)(i) and 26(f)(ii) of Appendix A are amended in their entirety to read as follows:

(i)	Subject to subparagraph (f)(ii) below, a Cimarron Employee will become vested in amounts credited to his Cimarron Match Subaccount in accordance with the following schedule:
Years of Vesting Service    Vested Percentage
Less than 1 0%
1 but less than 2 20%
2 but less than 3 40%
3 or more 100%

(ii)
For purposes of this paragraph 26, an Employee shall be credited with a year of Vesting Service in accordance with the provisions of Section 1.54, except that an Employee shall be credited with a year of Vesting Service for each Plan Year ending on or before December 31, 2013, in which the Employee completes at least 1,000 Hours of Service.

19.	Effective January 1, 2014, paragraph 26(h) of Appendix A is redesignated as paragraph 26(i) and a new paragraph 26(h) is added, to read as follows:

(h)
Distribution of the Vested Portion of the Accounts of a Member who is a Cimarron Employee for whom amounts were transferred to the Plan on or about October 1, 2013, as a result of the merger of the Cimarron Energy Inc. Retirement Savings Plan into the Plan may be made to such Member upon his termination of employment in partial payment form that provides the Member with a portion of the Vested Portion of his Accounts, with the remaining balance retained for distribution at a later date. A Member electing the partial payment form of distribution must indicate on the distribution election form the amount of the partial payment. There shall be no limitation on the number or frequency of partial payments that a Member may elect. The Administrative Committee shall establish a policy and procedures regarding the order in which partial payments are to be charged against particular Investment Funds and against particular Accounts maintained under such Investment Funds.

20.	Effective January 1, 2014, Appendix A is amended by adding paragraphs 27, 28, 29 and 30 to read as follows:

27.	Williams Controls, Inc.

(a)
Each employee of Williams Controls, Inc. (“Williams”) who became an Employee as of December 14, 2012, and any other eligible Employee who is employed by the Employer on or before December 31, 2013, at the operations and facilities that were acquired by the Employer from Williams, shall be eligible to become a Member on any Enrollment Date on or after January 1, 2014, and shall be subject to the provisions of Section 2.06(a) as of such date (such employees are hereinafter referred to as “Williams Employees”). Each Williams Employee shall remain eligible as long as he continues to satisfy the eligibility requirements. Each other eligible Employee who is not employed by the Employer until on or after January 1, 2014, at the operations and facilities that were acquired by the Employer from Williams shall be eligible to become a Member and shall remain eligible in accordance with the Plan’s eligibility requirements.

(b)
For purposes of determining Years of Eligibility Service and Vesting Service with respect to any Williams Employee who became an Employee on December 14, 2012, whose immediate prior service was with Williams or an affiliate thereof, and who was employed by such entity at such acquisition date, service shall commence with his or her most recent date of hire with such entity immediately prior to such acquisition date.

28.	Exlar Corporation

(a)
Each employee of Exlar Corporation (“Exlar”) who became an Employee as of January 2, 2013, and any other eligible Employee who is employed by the Employer on or before December 31, 2013, at the operations and facilities that were acquired by the Employer from Exlar, shall be eligible to become a Member on any Enrollment Date on or after January 1, 2014, and shall be subject to the provisions of Section 2.06(a) as of such date (such employees are hereinafter referred to as “Exlar Employees”). Each Exlar Employee shall remain eligible as long as he continues to satisfy the eligibility requirements. Each other eligible Employee who is not employed by the Employer until on or after January 1, 2014, at the operations and facilities that were acquired by the Employer from Exlar shall be eligible to become a Member and shall remain eligible in accordance with the Plan’s eligibility requirements.

(b)
For purposes of determining Years of Eligibility Service and Vesting Service with respect to any Exlar Employee who became an Employee on January 2, 2013, whose immediate prior service was with Exlar or an affiliate thereof, and who was employed by such entity at such acquisition date, service shall commence with his or her most recent date of hire with such entity immediately prior to such acquisition date.

29.	Parvus Corporation

(a)
Each employee of Parvus Corporation (“Parvus”) who became an Employee as of October 1, 2013, and any other eligible Employee who is employed by the Employer on or before December 31, 2013, at the operations and facilities that were acquired by the Employer from Parvus, shall be eligible to become a Member on any Enrollment Date on or after January 1, 2014, and shall be subject to the provisions of Section 2.06(a) as of such date (such employees are hereinafter referred to as “Parvus Employees”). Each Parvus Employee shall remain eligible as long as he continues to satisfy the eligibility requirements. Each other eligible Employee who is not employed by the Employer until on or after January 1, 2014, at the operations and facilities that were acquired by the Employer from Parvus shall be eligible to become a Member and shall remain eligible in accordance with the Plan’s eligibility requirements.

(b)
For purposes of determining Years of Eligibility Service and Vesting Service with respect to any Parvus Employee who became an Employee on October 1, 2013, whose immediate prior service was with Parvus or an affiliate thereof, and who was employed by such entity at such acquisition date, service shall commence with his or her most recent date of hire with such entity immediately prior to such acquisition date.

30.	Arens Controls, LLC

(a)
Each employee of Arens Controls, LLC (“Arens”) who became an Employee as of October 7, 2013, and any other eligible Employee who is employed by the Employer on or before December 31, 2013, at the operations and facilities that were acquired by the Employer from Arens, shall be eligible to become a Member on any Enrollment Date on or after January 1, 2014, and shall be subject to the provisions of Section 2.06(a) as of such date (such employees are hereinafter referred to as “Arens Employees”). Each Arens Employee shall remain eligible as long as he continues to satisfy the eligibility requirements. Each other eligible Employee who is not employed by the Employer until on or after January 1, 2014, at the operations and facilities that were acquired by the Employer from Arens shall be eligible to become a Member and shall remain eligible in accordance with the Plan’s eligibility requirements.

(b)
For purposes of determining Years of Eligibility Service and Vesting Service with respect to any Arens Employee who became an Employee on October 7, 2013, whose immediate prior service was with Arens or an affiliate thereof, and who was employed by such entity at such acquisition date, service shall commence with his or her most recent date of hire with such entity immediately prior to such acquisition date.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2013.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: